EXHIBIT 21

                       SUBSIDIARIES OF THE REGISTRANT



As of December 31, 1998, Star Technologies, Inc. had the following wholly-owned subsidiaries:


               PowerScan, Inc.

               Curran Data Technologies, Inc.